Exhibit 4(c)

                             INTERCREDITOR AGREEMENT

                          Dated as of November 30, 2001

                                  by and among

                              JPMORGAN CHASE BANK,

                               as a Funding Agent

                            THE BANK OF NOVA SCOTIA,

             as a Funding Agent and as Receivables Collateral Agent

                              JPMORGAN CHASE BANK,

                                 as Lender Agent

                           U.S. STEEL RECEIVABLES LLC,

                                 as Transferor,

                                       and

                            UNITED STATES STEEL LLC,

               as Originator, as Initial Servicer and as Borrower

          This INTERCREDITOR AGREEMENT dated as of November 30, 2001 (as modified, amended, restated or supplemented from time to time, this "Agreement"), by and among JPMORGAN CHASE BANK, in its capacity as a funding agent under the Receivables Purchase Agreement (as hereinafter defined) (a "Funding Agent"), THE BANK OF NOVA SCOTIA, in its capacity as a funding agent under the Receivables Purchase Agreement (as hereinafter defined) (a "Funding Agent" and, together with the other Funding Agents, the "Funding Agents") and in its capacity as Collateral Agent under the Receivables Purchase Agreement (as hereinafter defined) (the "Receivables Collateral Agent"), JPMORGAN CHASE BANK, in its capacity as Collateral Agent on behalf of the Lenders (as defined below) (the "Lender Agent"), U.S. STEEL RECEIVABLES LLC (the "Transferor"), and UNITED STATES STEEL LLC ("USS").

                                    RECITALS:

          A. USS has agreed to sell, transfer and assign to the Transferor, and the Transferor has agreed to purchase or otherwise acquire from USS and the various entities that are from time to time Originators under (and as defined in) the Purchase and Sale Agreement (collectively, together with USS in its capacity as an Originator under (and as defined in) the Purchase and Sale Agreement, the "Originators") all of the right, title and interest of the Originators in the Receivables (as hereinafter defined) pursuant to a Purchase and Sale Agreement dated as of November 28, 2001 (as amended, supplemented, modified or restated from time to time, the "Purchase and Sale Agreement").

          B. The Transferor, as seller, USS, in its capacity as initial servicer, the Receivables Collateral Agent, the Funding Agents and the Receivables Purchasers (as defined below) are parties to an Amended and Restated Receivables Purchase Agreement dated as of November 28, 2001 (as amended, supplemented, modified or restated from time to time, the "Receivables Purchase Agreement") pursuant to which, among other things, (i) the Receivables Purchasers have agreed, among other things, to purchase from the Transferor from time to time Receivables (or interests therein) purchased by or contributed to the Transferor pursuant to the Purchase and Sale Agreement and (ii) the Transferor has granted a lien on the Receivables to the Receivables Collateral Agent.

          C. The Purchase and Sale Agreement and the Receivables Purchase Agreement provide for the filing of UCC financing statements to perfect the ownership and security interest of the parties thereto with respect to the property covered thereby.

          D. USS, the Lender Agent and the financial institutions from time to time party thereto (collectively, the "Lenders") are parties to a Credit Agreement dated as of November 30, 2001 (as amended, supplemented, modified or restated from time to time, the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

          E. To secure USS's obligations to the Lenders and Lender Agent under the Credit Agreement and other Loan Documents (as hereinafter defined), USS has granted to the Lender Agent for the benefit of the Lender Agent and the Lenders a lien over, among other things, certain accounts receivable and certain general intangibles, including the Unsold Receivables (as hereinafter defined), certain inventory and all proceeds of the foregoing.

          F. The parties hereto wish to set forth certain agreements with respect to the Receivables Assets (as hereinafter defined) and with respect to the Collateral (as hereinafter defined).

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

                            ARTICLE 1. DEFINITIONS.

          1.1. Certain Defined Terms. As used in this Agreement, the following
               ---------------------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

          "Claim" means the Lender Claim or the Receivables Claim, as applicable.

          "Collateral" means all property and interests in property, now owned or hereafter acquired or created, of USS in or upon which a Lender Interest is granted or purported to be granted by USS to the Lenders or the Lender Agent under any of the Loan Documents.

          "Collections" means, for any Receivable as of any date, (i) all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, that are received by the Transferor, USS (in its capacity as Servicer under (and as defined in) the Receivables Purchase Agreement) or any Originator in payment of amounts owed in respect of such Receivable (including purchase price, finance charges, interest and other charges), or applied to any amount owed by an Obligor on account of such Receivable, including, without limitation, all amounts received on account of such Receivable (including insurance payments and net proceeds of the sale or disposition of repossessed goods or other collateral or property of an Obligor on account of such Receivable) and all other fees and charges related thereto, (ii) cash proceeds of Returned Goods with respect to such Receivable and (iii) all amounts paid by USS in respect of such Receivable pursuant to the Purchase and Sale Agreement and/or the Receivables Purchase Agreement.

          "Contract" has the meaning ascribed to such term in the Receivables Purchase Agreement.

          "Disposition" means, with respect to any assets of USS, any liquidation of USS or its assets, the establishment of any receivership for USS or its assets, a bankruptcy proceeding of USS (either voluntary or involuntary), the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction thereof, or damage to, or any other sale, transfer, assignment or other disposition of such assets.

          "Eligible Transferee" has the meaning ascribed to such term in the Security Agreement.

          "Enforcement" means collectively or individually, for (a) any of the Receivables Collateral Agent, the Funding Agents or the Receivables Purchasers to (i) declare the Facility Termination Date under the Receivables Documents or
(ii) commence the judicial or nonjudicial enforcement of any of the default rights and remedies under the Receivables Documents and (b) any of the Lender Agent or the Lenders during the continuance of a Lender Event of Default (i) to demand payment in full of or accelerate the indebtedness of the Borrower to the Lenders and Lender Agent or (ii) to commence the judicial or nonjudicial enforcement of any of the default rights and remedies under the Loan Documents.

          "Enforcement Notice" means a written notice delivered in accordance with Section 2.5 which notice shall (i) if delivered by the Receivables
     -----------
Collateral Agent, state that the Facility Termination Date has occurred, specify the nature of the Termination Event that has caused the declaration of such Facility Termination Date, and state that an Enforcement Period has commenced and (ii) if delivered by the Lender Agent, state that a Lender Event of Default has occurred and that the payment in full of the Lender Claim has been demanded or the indebtedness of the Borrower to the Lenders has been accelerated, specify the nature of the Lender Event of Default that caused such demand and acceleration, and state that an Enforcement Period has commenced.

          "Enforcement Period" means the period of time following the receipt by either the Lender Agent, on the one hand, or the Receivables Collateral Agent, on the other, of an Enforcement Notice delivered by any of the others until the earliest of the following: (1) the Receivables Claim has been satisfied in full, none of the Receivables Purchasers have any further obligations under the Receivables Documents and the Receivables Documents have been terminated; (2) the Lender Claim has been satisfied in full, the Lenders have no further obligations under the Loan Documents and the Loan Documents have been terminated; and (3) the parties hereto agree in writing to terminate the Enforcement Period.

          "Facility Termination Date" has the meaning ascribed to such term in the Receivables Purchase Agreement.

          "Lenders" shall mean the Lenders under the Credit Agreement, the Administrative Agent, the Collateral Agent, the Documentation Agent, the Co-Collateral Agent and each other Secured Party (as defined in the Security Agreement).

          "Lender Claim" means all of the indebtedness, obligations and other liabilities of USS now or hereafter arising under, or in connection with, the Loan Documents including, but not limited to, all sums now or hereafter loaned or advanced to or for the benefit of USS, all reimbursement obligations of USS with respect to letters of credit, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to USS, whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

          "Lender Collateral" means all Collateral which does not constitute Receivables Assets.

          "Lender Event of Default" has the meaning ascribed to the term "Event of Default" in the Credit Agreement.

          "Lender Interest" means, with respect to any property or interest in property, now owned or hereafter acquired or created, of USS, any lien, claim, encumbrance, security interest or other interest of the Lender Agent or the Lenders in such property or interests in property.

          "Loan Documents" has the meaning ascribed to such term in the Credit Agreement.

          "Obligor" has the meaning ascribed to such term in the Purchase and Sale Agreement.

          "Outstanding Balance" has the meaning ascribed to such term in the Receivables Purchase Agreement.

          "Person" means any individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity.

          "Proceeds" has the meaning ascribed to such term in the UCC.

          "Purchased Receivables" means now owned or hereafter existing Receivables sold, purported to be sold, transferred or contributed or purported to be transferred or contributed by any Originator to the Transferor or another Eligible Transferee under the Purchase and Sale Agreement in connection with the Effective Date Receivables Financing.

          "Receivable" means:

          (a) indebtedness and other obligations of, or the right of the Transferor or any Originator to payment from or on behalf of, an Obligor (whether constituting an account, chattel, paper, document, instrument or general intangible) arising from the provision of merchandise, goods or services to such Obligor, including all monies due or to become due with respect thereto, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

          (b) all security interests or liens and property subject thereto from time to time securing or purporting to secure any such indebtedness by such Obligor;

          (c) all guarantees, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

          (d) all Collections with respect to any of the foregoing;

          (e) all Records with respect to any of the foregoing; and

          (f) all Proceeds with respect to any of the foregoing.

          "Receivables Assets" means (i) the Purchased Receivables, (ii) the Collections related to such Purchased Receivables, (iii) Returned Goods relating to such Purchased Receivables, (iv) with respect to such Purchased Receivables, all rights, interest and claims of the Transferor under the Purchase and Sale Agreement in respect of such Purchased Receivables, (v) each deposit or other bank account to which any Collections of such Purchased Receivables are deposited (but in no event shall Receivables Assets include any Collections or other monies deposited in such accounts which are not Collections related to Purchased Receivables) and (vi) all Proceeds with respect to any of the foregoing.

          "Receivables Claim" means all indebtedness, obligations and other liabilities of the Originators to the Transferor and of the Originators and the Transferor to the Receivables Purchasers, the Receivables Collateral Agent and/or the Funding Agents now or hereafter arising under, or in connection with, the Receivables Documents, including, but not limited to, all sums or increases now or hereafter advanced or made to or for the benefit of the Transferor thereunder as the purchase price paid for Purchased Receivables (or interests therein) or otherwise under the Receivables Purchase Agreement, any yield thereon (including, without limitation, yield accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to USS or the Transferor, whether or not such yield is an allowed claim in any such proceeding), any repayment obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

          "Receivables Documents" means the Purchase and Sale Agreement, the Receivables Purchase Agreement and any other agreements, instruments or documents (i) executed by the Originators and delivered to the Transferor, the Funding Agents, the Receivables Collateral Agent or the Receivables Purchasers or (ii) executed by the Transferor and delivered to the Funding Agents, the Receivables Collateral Agent or the Receivables Purchasers.

          "Receivables Interest" means, with respect to any property or interests in property, now owned or hereafter acquired or created, of any Originator (regardless of whether sold or contributed by such Originator to the Transferor), any lien, claim, encumbrance, security interest or other interest of the Transferor and/or the Receivables Collateral Agent, the Funding Agents or any Receivables Purchaser in such property or interests in property.

          "Receivables Purchaser" means each Person from time to time party to the Receivables Purchase Agreement in the capacity of a "CP Conduit Purchaser" or a "Committed Purchaser" (in each case, as defined in the Receivables Purchase Agreement).

          "Receivables Termination Notice" has the meaning set forth in Section 2.19.

          "Records" means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) maintained with respect to Receivables, the Obligors thereunder and the Receivables Assets.

          "Returned Goods" means all right, title and interest of any Originator, the Transferor, the Receivables Collateral Agent or any Receivables Purchaser, as applicable, in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable.

          "Termination Event" has the meaning ascribed to such term in the Receivables Purchase Agreement.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Unsold Receivables" means any Receivables other than Purchased Receivables.

          1.2. References to Terms Defined in the Receivables Documents and the
          ---------------------------------------------------------------------
Loan Documents. Whenever in Section 1.1 a term is defined by reference to the
--------------              -----------
meaning ascribed to such term in any of the Receivables Documents or in any of the Loan Documents, then, unless otherwise specified herein, such term shall have the meaning ascribed to such term in the Receivables Documents or Loan Documents, respectively, as in existence on the date hereof, without giving effect to any amendments of such term (or any amendment of terms used in such term) as may hereafter be agreed to by the parties to such documents, unless such amendments have been consented to in writing by all of the parties hereto.

                      ARTICLE 2. INTERCREDITOR PROVISIONS.

          2.1. Priorities with Respect to Receivables Assets. Notwithstanding
               ---------------------------------------------
any provision of the UCC, any applicable law or decision or any of the Loan Documents or the Receivables Documents, the Lender Agent (for itself and on behalf of each Lender) hereby agrees that, upon the sale or other transfer (including, without limitation, by way of capital contribution) of any Receivable (or interest therein) by an Originator to the Transferor pursuant to the Purchase and Sale Agreement, any Lender Interest of the Lenders or the Lender Agent in such Receivables and all Receivables Assets with respect thereto shall automatically and without further action cease and be forever released and discharged and the Lender Agent and the Lenders shall have no Lender Interest therein; provided, however, that nothing in this Section 2.1 shall be deemed to
         --------  -------                       -----------
constitute a release by the Lender Agent and the Lenders of: (i) any Lender Interest in the proceeds received by USS from the Transferor for the sale of Receivables pursuant to the Purchase and Sale Agreement (including, without limitation, cash payments made by the Transferor); (ii) any Lender Interest or right of the Lender Agent and the Lenders in any interests which USS may acquire from the Transferor and/or the Receivables Collateral Agent or the Funding Agents have in Returned Goods; and (iii) any Lender Interest or right the Lenders or the Lender Agent have in any Unsold Receivables and the proceeds thereof; provided further, however, that any Lender Interest in such Returned
         ----------------  -------
Goods shall be junior and subject and subordinate to the Receivables Interest therein unless and until each of USS and the Transferor shall have made all payments or adjustments required to be made by it under the Receivables Documents on account of the reduction of the outstanding balance of any Purchased Receivable related to such Returned Goods. If any goods or merchandise, the sale of which has given rise to a Purchased Receivable, are returned to or repossessed by USS, on behalf of the Transferor, then, upon payment by USS or the Transferor of all adjustments required on account thereof under the

Receivables Purchase Agreement, the Receivables Interest in such Returned Goods shall automatically and without further action cease to exist and be released and extinguished and such Returned Goods shall thereafter not constitute Receivables Assets for purposes of this Agreement unless and until such Returned Goods have been resold so as to give rise to a Receivable and such Receivable has been sold, contributed or otherwise transferred to the Transferor.

          2.2. Respective Interests in Receivables Assets and Lender Collateral.
               ----------------------------------------------------------------

          (a) Except for all rights to access to and use of Records granted to the Receivables Collateral Agent and the Receivables Purchasers pursuant to the Receivables Documents and except for the Receivables Interest of the Receivables Collateral Agent (for the benefit of the Funding Agents and Receivables Purchasers) in Returned Goods, which interest is senior in all respects to any Lender Interest therein subject to Section 2.1, each of the Transferor and the Receivables Collateral Agent (for itself and on behalf of each Receivables Purchaser) agrees that it does not have and shall not have any Receivables Interest in the Lender Collateral. Each of the Transferor and the Receivables Collateral Agent (for itself and on behalf of each Receivables Purchaser) agrees that it shall not request or accept, directly or indirectly (by assignment or otherwise) from USS any collateral security for payment of any Receivables Claims (other than any such collateral security included in the Receivables Assets and the right of access to and use of Records granted to the Receivables Collateral Agent and the Receivables Purchasers pursuant to the Receivables Documents) and hereby releases any Receivables Interest in any such collateral security.

          (b) Except for rights in Returned Goods granted to the Lender Agent and the Lenders pursuant to the Loan Documents, which Lender Interest is junior and subordinate to any Receivables Interest therein, the Lender Agent (for itself and on behalf of each Lender) agrees that neither the Lender Agent nor the Lenders have, nor shall they have, any Lender Interest in the Receivables Assets.

          2.3. Distribution of Proceeds. At all times, all proceeds of Lender
               ------------------------
Collateral and Receivables Assets shall be distributed in accordance with the following procedure:

          (a) (i) All proceeds of the Lender Collateral shall be paid to the Lender Agent for application on the Lender Claim and other obligations and liabilities owing under the Credit Agreement and other Loan Documents until the Lender Claim and such other obligations and liabilities have been paid and satisfied in full in cash and the Credit Agreement is terminated; and (ii) any remaining proceeds shall be paid to USS or as otherwise required by applicable law, and the Transferor and the Receivables Collateral Agent (for itself and on behalf of each Receivables Purchaser) agrees that none of the Transferor, the Receivables Collateral Agent or the Receivables Purchasers have, nor shall they have, any Receivables Interest in such remaining proceeds. The foregoing shall not, however, impair any claim or any right or remedy which the Transferor, the Receivables Collateral Agent, the Funding Agents or the Receivables Purchasers may have against USS under the Receivables Documents or otherwise.

          (b) (i) All proceeds of the Receivables Assets shall be paid to the Receivables Collateral Agent for application against the Receivables Claim and for application in accordance with the Receivables Documents until the Receivables Claim has been paid and satisfied in full in cash and the Receivables Documents have terminated; and
(ii) subject to Section 2.1 hereof, any remaining proceeds shall be paid to the Transferor or as otherwise required by applicable law. The Lender Agent (for itself and on behalf of each Lender) agrees that, except as set forth in Section
2.1 hereof, neither the Lender Agent nor the Lenders have, nor shall they have, any Lender Interest in such remaining proceeds. The foregoing shall not, however, impair any claim or any right or remedy which the Lender Agent or the Lenders may have against USS under the Loan Documents or otherwise.

          (c) In the event that any of the Transferor, the Receivables Collateral Agent or the Receivables Purchasers now or hereafter obtains possession of any Lender Collateral, it shall immediately deliver to the Lender Agent such Lender Collateral (and until delivered to the Lender Agent such Lender Collateral shall be held in trust for the Lender Agent). Each of the Transferor, the Receivables Collateral Agent (for itself and on behalf of each Receivables Purchaser) further agrees to immediately turn over the proceeds of any Disposition of Lender Collateral which it (or any Receivables Purchaser) might receive while any Lender Claim, any other obligations or liabilities under the Credit Agreement, any Loan Document or any commitment to make financial accommodations thereunder remain outstanding, regardless of whether the Lender Agent has a perfected and enforceable lien in the assets of USS from which the proceeds of any such Disposition have been received.

          (d) In the event that the Borrower, the Lenders or the Lender Agent now or hereafter obtains possession of any Receivables Assets, it shall immediately deliver to the Receivables Collateral Agent such Receivables Assets (and until delivered to the Receivables Collateral Agent such Receivables Assets shall be held in trust for the Receivables Collateral Agent). The Borrower and the Lender Agent (for itself and on behalf of each Lender) further agrees to immediately turn over the proceeds of any Disposition of Receivables Assets to the Receivables Collateral Agent which it (or any Lender) might receive while any Receivables Claim, any other obligations or liabilities under the Receivables Documents or any commitment to make financial accommodations thereunder remain outstanding, regardless of whether the Receivables Collateral Agent has a perfected and enforceable lien in the assets from which the proceeds of such Disposition have been received.

          (e) USS agrees to keep all Returned Goods segregated from Inventory. If any Inventory of USS has been commingled with Returned Goods in which the Receivables Interest continues as provided in Section 2.1 above, and the Lender
                                              -----------
Agent or any Lender receives any proceeds on account of such inventory (whether by reason of sale or by reason of insurance payments on account thereof) prior to release of such Receivables Interest, then: (i) all proceeds of such inventory shall be paid to the Lender Agent and the Lender Agent shall, immediately upon receipt of such proceeds, pay to the Receivables Collateral Agent for application against the Receivables Claim a share of such proceeds equal to the dollar amount thereof multiplied by a fraction, the numerator of
                                   -------------
which equals the book value of the Returned Goods and the denominator of which equals the book value of all of the inventory on account of which the Lender Agent has received such cash proceeds; and (ii) any remaining proceeds shall be paid to the Lender Agent for application against the Lender Claim.

          2.4. Unsold Receivables.
               ------------------

          (a) The Transferor and the Receivables Collateral Agent (for itself and on behalf of each Receivables Purchaser) hereby acknowledge that the Lender Agent on behalf of the Lenders and itself shall be entitled to Collections of Unsold Receivables.

          (b) Each of the parties hereto hereby agrees that all Collections received on account of Receivables Assets shall be paid or delivered to the Receivables Collateral Agent for application in accordance with Section 2.3(b)
                                                                --------------
and all Collections received on account of Unsold Receivables shall be paid or delivered to the Lender Agent for application in accordance with Section 2.3(a).
                                                                 --------------

          (c) The Lender Agent agrees that it shall not exercise any rights it may have under the Loan Documents to send any notices to Obligors informing them of the Lenders' interest (if any) in the Receivables or directing such Obligors to make payments in any particular manner of any amounts due under the Receivables prior to the latest of payment in full of the Receivables Claim and the termination of the Receivables Documents, except that, from and after any date on which (x) a Receivables Termination Notice has been delivered pursuant to Section 2.19, (y) the termination and cessation of transfers of Receivables is required to be effective under the terms of Section 2.19 and (z) the Receivables Claim has been paid in full or the Purchased Receivables giving rise to any unpaid Receivables Claim have been written off in accordance with their terms, the Lender Agent may inform any Obligors of Unsold Receivables that such Unsold Receivables have been assigned to the Lender Agent so long as such notices do not under any circumstances direct that payments on account of such Unsold Receivables be made to any location or account to which payments on account of Purchased Receivables are required to be made pursuant to the terms of the Receivables Documents.

          2.5. Enforcement Actions. Each of the Lender Agent and the Receivables
               -------------------
Collateral Agent agrees to use reasonable efforts to give an Enforcement Notice to the others prior to commencement of Enforcement (but failure to do so shall not prevent such Person from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person). Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

          (a) Subject to any applicable restrictions in the Receivables Documents, the Receivables Collateral Agent may at its option and without the prior consent of the other parties hereto, take any action to (i) accelerate payment of the Receivables Claim or any other obligations and liabilities under any of the Receivables Documents and (ii) liquidate the Receivables Assets or to foreclose or realize upon or enforce any of its rights with respect to the Receivables Assets; provided, however, that the
                                                    --------
     Receivables Collateral Agent shall not take any action to foreclose or realize upon or to enforce any rights it may have with respect to any Receivables Assets constituting Returned Goods which have been commingled with the Lender Collateral without the prior written consent of the Lender Agent.

          (b) Subject to any applicable restrictions in the Loan Documents, the Lender Agent or the Lenders may, at their option and without the prior consent of the other parties hereto, take any action to accelerate payment of the Lender Claim or any other obligation or liability arising under any of the Loan Documents, foreclose or realize upon or enforce any of their rights with respect to the Lender Collateral or other collateral security, including, except as otherwise provided in Section 2.3(e), with respect to any
                                     --------------
     Receivables Assets constituting Returned Goods that have been commingled with the Lender Collateral, or take any other actions as they deem appropriate; provided, however, that the Lender Agent shall not otherwise
                  --------  -------
     take any action to foreclose or realize upon or to enforce any rights it may have with respect to uncommingled Returned Goods without the Receivables Collateral Agent's prior written consent unless the Receivables Claim or any other obligation or liability arising under any of the Receivables Documents shall have been first paid and satisfied in full and the Receivables Documents have terminated.

          (c) If Returned Goods are commingled with Inventory, the parties agree to cooperate in the disposition of such Returned Goods and Inventory and the application of the proceeds thereof as provided in Section 2.3(e).
                                                            --------------

          2.6. Access to Records. Subject to any applicable restrictions in the
               -----------------
Receivables Documents (but without limiting any rights under the Receivables Documents), each of the Receivables Purchasers, the Funding Agents and the Receivables Collateral Agent may enter one or more premises of USS, the Transferor or their respective affiliates, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to USS, the Transferor, such affiliates, the Lenders or the Lender Agent, whether before, during or after an Enforcement Period, and may have access to and use of all Records located thereon and may have access to and use of any other property to which such access and use are granted under the Receivables Documents, in each case provided that such use is for the purpose of enforcing the Receivables Collateral Agent's, Funding Agent's and/or the Receivables Purchasers' rights with respect to the Receivables Assets.

          2.7. Accountings. The Lender Agent agrees to render statements to the
               -----------
Receivables Collateral Agent upon reasonable request, which statements shall identify in reasonable detail the Unsold Receivables and shall render an account of the Lender Claim, giving effect to the application of proceeds of Lender Collateral as hereinbefore provided. USS agrees to render statements to the Lender Agent upon reasonable request, which statements shall identify in reasonable detail the Purchased Receivables and shall render an account of the Receivables Claim, giving effect to the application of proceeds of Receivables Assets and Collateral as hereinbefore provided ; provided that the Receivables Collateral Agent agrees to render such statements to the Lender Agent upon reasonable request from and after the date (if any) on which USS has ceased to be the Servicer under (and as defined in) the Receivables Purchase Agreement. USS and the Transferor hereby authorize the Lender Agent and the Receivables Collateral Agent to provide the statements described in this section. None of the Lender Agent, USS or the Receivables Collateral Agent shall bear any liability if their respective accounts are incorrect.

          2.8. Agency for Perfection. The Receivables Collateral Agent and the
               ---------------------
Lender Agent hereby appoint each other as agent for purposes of perfecting by possession their respective security interests and ownership interests and liens on the Collateral and Receivables

Assets described hereunder. In the event that the Receivables Collateral Agent obtains possession of any of the Lender Collateral, the Receivables Collateral Agent shall notify the Lender Agent of such fact, shall hold such Lender Collateral in trust and shall deliver such Lender Collateral to the Lender Agent upon request. In the event that the Lender Agent obtains possession of any of the Receivables Assets, the Lender Agent shall notify the Receivables Collateral Agent of such fact, shall hold such Receivables Assets in trust and shall deliver such Receivables Assets to the Receivables Collateral Agent upon request.

          2.9. UCC Notices. In the event that any party hereto shall be required
               -----------
by the UCC or any other applicable law to give notice to the other of intended disposition of Receivables Assets or Lender Collateral, respectively, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days'
                                         -----------
notice shall be deemed to be commercially reasonable.

          2.10. Independent Credit Investigations. Neither the Receivables
                ---------------------------------
Purchasers, the Receivables Collateral Agent, the Lender Agent nor the Lenders nor any of their respective directors, officers, agents or employees shall be responsible to the other or to any other person, firm or corporation for the solvency, financial condition or ability of USS, any other Originator or the Transferor to repay the Receivables Claim or the Lender Claim, or for the worth of the Receivables Assets or the Lender Collateral, or for statements of USS, any other Originator, the Transferor or the Borrower, oral or written, or for the validity, sufficiency or enforceability of the Receivables Claim, the Lender Claim, the Receivables Documents, the Loan Documents, the Receivables Collateral Agent's interest in the Receivables Assets or the Lenders' or Lender Agent's interest in the Lender Collateral. The Lenders and the Receivables Purchasers have entered into their respective agreements with USS, the Transferor or the Borrower, as applicable, based upon their own independent investigations. None of the Lenders, the Receivables Collateral Agent or the Receivables Purchasers makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 2.10.
     ------------

          2.11. Limitation on Liability of Parties to Each Other. Except with
                ------------------------------------------------
respect to liability for breach of express obligations under this Agreement, no party shall have any liability to any other party except for liability arising from the gross negligence or willful misconduct of such party or its representatives.

          2.12. Amendments to Loan Arrangements or to this Agreement. Each party
                ----------------------------------------------------
hereto shall, upon reasonable request of any other party hereto, provide copies of all modifications or amendments and copies of all other documentation relevant to the Receivables Assets or the Lender Collateral. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding and enforceable.

          2.13. Marshalling of Assets. Nothing in this Agreement will be deemed
                ---------------------
to require either the Receivables Collateral Agent or the Lender Agent (i) to proceed against certain property securing the Lender Claim (or any other obligation or liability under the Credit Agreement or any other Loan Documents) or the Receivables Claim (or any other obligation or liability under the Receivables Documents), as applicable, prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshal the Lender Collateral (or any other collateral) or the Receivables Assets (as applicable) upon the enforcement of the Lender Agent's or the Receivables Collateral Agent's remedies under the Loan Documents or Receivables Documents, as applicable.

          2.14. Relative Rights.
                ---------------

          (a) The relative rights of the Lenders, each as against the other, shall be determined by agreement among such parties in accordance with the terms of the Loan Documents. The Receivables Collateral Agent and the Receivables Purchasers shall be entitled to rely on the power and authority of the Lender Agent to act on behalf of all of the Lenders Parties (as defined in the Credit Agreement) to the extent the provisions hereof have the Lender Agent so act.

          (b) The Lender Agent and the Lenders shall be entitled to rely on the power and authority of the Receivables Collateral Agent to act on behalf of the Funding Agents and Receivables Purchasers to the extent the provisions hereof have the Receivables Collateral Agent so act.

          2.15. Effect Upon Loan Documents and Receivables Documents. By
                ----------------------------------------------------
executing this Agreement, USS and the Transferor agree to be bound by the provisions hereof (i) as they relate to the relative rights of the Lenders and the Lender Agent with respect to the property of USS; and (ii) as they relate to the relative rights of USS, the other Originators, the Transferor, the Receivables Purchasers, the Funding Agents and/or the Receivables Collateral Agent as creditors of (or purchasers from) USS, the other Originators or the Transferor, as the case may be. USS acknowledges that the provisions of this Agreement shall not give it any substantive rights as against the Lender Agent or the Lenders and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Loan Documents as between USS, the Lender Agent and the Lenders. The Transferor and USS acknowledge that the provisions of this Agreement shall not give the Transferor, USS or any other Originator any substantive rights as against the Receivables Collateral Agent, the Funding Agents or the Receivables Purchasers and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Receivables Documents as among the Transferor, USS, the other Originators, the Receivables Collateral Agent, the Funding Agents or the Receivables Purchasers. USS and the Transferor further acknowledge that the provisions of this Agreement shall not give any such party any substantive rights as against the other and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Receivables Documents as between USS, the other Originators and the Transferor. Notwithstanding the foregoing, each of the Receivables Collateral Agent (for itself and on behalf of each Receivables Purchaser), and the Lender Agent (for itself and on behalf of each Lender) agrees, that, as between themselves, to the extent the terms and provisions of the other Loan Documents or the Receivables Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

          2.16. Nature of the Lender Claim and Modification of Loan Documents.
                -------------------------------------------------------------
Each of the Transferor and the Receivables Collateral Agent (for itself and on behalf of each Receivables Purchaser) acknowledge that the Lender Claim and other obligations and liabilities owing under the Loan Documents are, in part, revolving in nature and that the amount of such revolving indebtedness which may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The terms of the Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice or consent by any of the Transferor, the Receivables Collateral Agent or the Receivables Purchasers and without affecting the provisions of this Agreement. Without in any way limiting the foregoing, each of the Transferor or the Receivables Collateral Agent (for itself and on behalf of each Receivables Purchaser) hereby agrees that the maximum amount of the Lender Claim and other obligations and liabilities owing under the Loan Documents may be increased at any time and from time to time to any amount.

          2.17. Nature of the Receivables Claim and Modification of Receivables
                ---------------------------------------------------------------
Documents. USS and the Lender Agent (for itself and on behalf of each Lender)
---------
acknowledges that the Receivables Claim and other obligations and liabilities owing under the Receivables Documents are, in part, revolving in nature and that the amount of such revolving obligations which may be outstanding at any time or from time to time may be increased or reduced and subsequently reincurred. The terms of the Receivables Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any of USS, the Lenders or the Lender Agent and without affecting the provisions of this Agreement; provided that nothing in this
Section 2.17 (including, without limitation, the next succeeding sentence) shall be construed to relieve USS of its obligation to comply with the covenants under the Credit Agreement. Without in any way limiting the foregoing, each of USS and the Lender Agent (for itself and on behalf of each Lender) hereby agrees that the maximum amount of Receivables Claim and other obligations and liabilities owing under the Receivables Documents and the amount of Receivables which may be purchased or otherwise financed pursuant to the Receivables Documents may, in each case, be increased at any time and from time to time to any amount.

          2.18. Further Assurances. Each of the parties agrees to take such
                ------------------
actions as may be reasonably requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article 2 and to otherwise
                                                    ---------
effectuate the agreements made in this Article.

          2.19. Termination and Cessation of Transfer of Receivables. After the
                ----------------------------------------------------
occurrence and during the continuance of a Lender Event of Default and upon written notice thereof by the Lender Agent or the Required Lenders to the Receivables Collateral Agent (a "Receivables Termination Notice"), the Funding Agents and USS, (i) USS shall terminate and cease all transfers of Receivables from the Originators to the Transferor and (ii) the Transferor and the Receivables Collateral Agent, Receivables Purchasers and Funding Agents shall terminate and cease, or shall cause the termination and cessation of, all transfers of Receivables from the Transferor to the Receivables Purchasers or the Funding Agents (all such termination and cessation under clauses (i) and
(ii) to be effective at the close of business on the Business Day after such Receivables Termination Notice is effective in accordance with Section 3.1
                                                               -----------
unless on the date of such notice USS certifies in writing to the Lender Agent (which certification USS covenants and agrees to provide, if true) that the Purchased Interest (as defined in the Receivables Purchase Agreement) exceeds 100%, in which case all such termination and cessation shall be effective at the close of business two Business Days after the Receivables

Termination Notice is effective in accordance with Section 3.1); provided that
                                                   ------------
in the case of a Lender Event of Default resulting from the commencement of a bankruptcy, insolvency or similar proceeding relating to USS, all transfers of Receivables immediately and automatically shall terminate and cease without notice of any kind (except to the extent otherwise required pursuant to an order entered by the bankruptcy court having jurisdiction over such proceeding). Except as set forth in the immediately preceding proviso, nothing contained in this Section shall affect the rights of the Transferor, Receivables Collateral Agent, Receivables Purchasers or Funding Agents with respect to Receivables transferred prior to the time when termination and cessation of such transfers is required to be effective pursuant to the foregoing provisions of this Section
2.19. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary in the Receivables Purchase Agreement or the Purchase and Sale Agreement, delivery of a Receivables Termination Notice hereunder shall constitute a Termination Event under (and as defined in) the Receivables Purchase Agreement, and the Receivables Collateral Agent, the Transferor, the Receivables Purchasers and the Funding Agents shall be authorized to terminate and cease (or cause the termination and cessation of) transfers of Receivables as described in clause (ii) of the first sentence of this Section 2.19. Neither the Lender Agent nor the Required Lenders shall deliver a Receivables Termination Notice on any date during the continuance of any Event of Default if on such date the Total Outstanding Amount under (and as defined in) the Credit Agreement is zero.

          2.20. Blocked Accounts. The Receivables Collateral Agent (for itself
                ----------------
and on behalf of the Receivables Purchasers and Funding Agents) hereby consents to the execution of blocked account agreements (the "Blocked Account Agreements") with respect to bank accounts currently held in the name of the Transferor, in accordance with Section 5(b)(ii) of the Security Agreement (it being understood that the Lender Interest in such bank accounts and amounts held therein shall extend only to Unsold Receivables and Collections and other proceeds in respect thereof). The Receivables Collateral Agent agrees, upon the written request of the Lender Agent (an "Initial Notification Request"), to provide a written response stating whether or not the Receivables Documents have been terminated and all monetary obligations under the Receivables Documents have been satisfied in full and, if such termination and satisfaction have occurred, to notify the applicable banks as contemplated in Section 5(b)(ii)(x) of the Security Agreement (it being understood that the Lender Agent shall deliver an Initial Notification Request only if it believes in good faith belief that the Receivables Documents may have terminated and all monetary obligations thereunder may have been paid, or if it has been instructed in good faith by the Required Lenders to make such Initial Notification Request). If the Receivables Collateral Agent (i) does not respond in writing to such Initial Notification Request or (ii) confirms in writing that the Receivables Documents have been terminated and all monetary obligations under the Receivables Documents have been satisfied in full, but does not so notify the applicable banks, in either case within five Business Days of the effectiveness of such Initial Notification Request, the Lender Agent may deliver a Final Notification Request (as defined below). During the continuance of the Receivables Collateral Agent's failure to respond or give requisite notice to the applicable banks, each of the Funding Agents party hereto agrees, upon the written request of the Lender Agent (a "Final Notification Request"), to state whether or not the Receivables Documents have been terminated and all monetary obligations under the Receivables Documents have been satisfied and, if such termination and satisfaction have occurred, to use all commercially reasonable efforts to cause the Receivables Collateral Agent to notify the applicable banks as contemplated in Section 5(b)(ii)(x) of the Security Agreement. In the event that the Funding Agents have not complied with, or caused the Receivables Collateral Agent to comply with, such Final Notification Request within three Business Days of the effectiveness of such Final Notification Request, the Lender Agent shall be entitled to deliver the notice contemplated in Section 5(b)(ii)(x) of the Security Agreement. Notwithstanding anything to the contrary in this Section 2.20, if the Receivables Collateral Agent or any Funding Agent responds in writing to an Initial Notification Request or a Final Notification Request within the respective time periods allowed herein for such response, and such written response states that the Receivables Documents have not terminated or that all monetary obligations in respect thereof have not been satisfied, the Lender Agent (regardless of whether it disputes the statements set forth in such response) shall not be entitled to deliver the notice contemplated in Section 5(b)(ii)(x) of the Security Agreement unless and until the Receivables Collateral Agent or a Funding Agent shall have indicated in writing (or a court of competent jurisdiction shall have determined) that the Receivables Documents have terminated and all monetary obligations in respect thereof have been satisfied.

          2.21. No Petition. The Lender Agent (for itself and on behalf of each
                -----------
Lender) hereby agrees that, prior to the date which is one year and one day after date upon which the Receivables Claim is paid in full, it will not institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under any bankruptcy or similar law of the United States or any state of the United States.

                            ARTICLE 3. MISCELLANEOUS

          3.1. Notices. All notices and other communications provided for
               -------
hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communication by facsimile copy) and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or facsimile as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt or, in the case of notice by telex, when telexed against receipt of the answerback, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

          3.2. Agreement Absolute. Each of the Receivables Collateral Agent and
               ------------------
the Receivables Purchasers shall be deemed to have entered into the Receivables Documents in express reliance upon this Agreement and the Lenders and the Lender Agent shall be deemed to have entered into the Loan Documents in express reliance upon this Agreement. This Agreement may not be modified or amended, except in accordance with Section 2.12. This Agreement shall be applicable both before and after the filing of any petition by or against USS, any other Originator or the Transferor under the U.S. Bankruptcy Code and all references herein to USS, any other Originator or the Transferor shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments between the Lenders and the Receivables Purchasers shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

          3.3. Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for USS, the other Originators and the Transferor shall include a debtor-in-possession or trustee of or for such party. The successors and assigns for the Lenders, the Receivables Purchasers, the Funding Agents, the Lenders Agent and the Receivables Collateral Agent, as the case may be, shall include any successor Lenders, Receivables Purchasers, the Funding Agents, Lender Agent and Receivables Collateral Agent, as the case may be, appointed under the terms of the Loan Documents or the Receivables Documents, as applicable. Each of the Lender Agent (for itself and on behalf of each Lender) and the Receivables Collateral Agent (for itself and on behalf of each Receivables Purchaser), as the case may be, agrees not to transfer any interest it may have in the Loan Documents or the Receivables Documents unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby. In the event that the financing provided under the Credit Agreement shall be refinanced, replaced or refunded, USS, the Transferor and the Receivables Collateral Agent hereby agree, at the request of the agent or lenders under the credit facility that so refinances, replaces or refunds the financing under the Credit Agreement, to execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided. In the event that the financing provided under the Receivables Documents shall be refinanced, replaced or refunded, the Lender Agent (for itself and on behalf of each Lender) hereby agrees that, at the request of the agent or purchasers under the facility that so refinances, replaces or refunds the financing under the Receivables Documents, to execute and deliver a new intercreditor agreement with such agent and/or purchasers on substantially the same terms as herein provided.

          3.4. Beneficiaries. The terms and provisions of this Agreement shall
               -------------
be for the sole benefit of the parties hereto, the Lenders, the Funding Agents and the Receivables Purchasers and their respective successors and assigns, and no other Person shall have any right, benefit or priority by reason of this Agreement.

          3.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS).

          3.6. Section Titles. The article and section headings contained in
               --------------
this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          3.7. Severability. Any provision of this Agreement that is prohibited
               ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          3.8. Execution in Counterparts. This Agreement may be executed in any
               -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            JPMORGAN CHASE BANK,
                                             as a Funding Agent


                                            By: /s/ Bradley Schwartz
                                                ----------------------
                                                Name:    Bradley Schwartz
                                                Title:   Managing Director

                                            Address:
                                                     ---------------------------
                                                     ---------------------------
                                            Attention:
                                                      --------------------------
                                            Telecopy: (   )    -
                                                       ---  --- ---------

                                            THE BANK OF NOVA SCOTIA,
                                             as a Funding Agent and as
                                             Receivables Collateral Agent


                                            By: /s/ J. Alan Edwards
                                                --------------------------
                                                Name:    J. Alan Edwards
                                                Title:   Managing Director

                                            Address:
                                                     ---------------------------
                                                     ---------------------------
                                            Attention:
                                                      --------------------------
                                            Telecopy: (   )    -
                                                       ---  --- ---------

                                            JPMORGAN CHASE BANK,
                                               as Lender Agent


                                            By: /s/ James H. Ramage
                                                ------------------------
                                                Name:    James H. Ramage
                                                Title:   Managing Director

                                            Address:
                                                     ---------------------------
                                                     ---------------------------
                                            Attention:
                                                      --------------------------
                                            Telecopy: (   )    -
                                                       ---  --- ---------

                                            U.S. STEEL RECEIVABLES LLC,
                                               as Transferor


                                            By: /s/ D. C. Greiner
                                                ------------------------
                                                Name: D. C. Greiner
                                                Title: Treasurer

                                            Address:
                                                     ---------------------------
                                                     ---------------------------
                                            Attention:
                                                      --------------------------
                                            Telecopy: (   )    -
                                                       ---  --- ---------

                                            UNITED STATES STEEL LLC,
                                             as Originator, as Servicer and as
                                             Borrower

                                            By: /s/ G. R. Haggerty
                                                -------------------------
                                                Name:    G. R. Haggerty
                                                Title:   Vice President

                                            Address:
                                                     ---------------------------
                                                     ---------------------------
                                            Attention:
                                                      --------------------------
                                            Telecopy: (   )    -
                                                       ---  --- ---------

Accepted and Agreed:

JPMORGAN CHASE BANK,
as Administrative Agent and Collateral
Agent under the Credit Agreement


By:  /s/ James H. Ramage
     -----------------------
     Name:  James H. Ramage
     Title: Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION,
as Co-Collateral Agent under the Credit Agreement


By:  /s/ Christopher Cox
     -----------------------------
     Name:  Christopher Cox
     Title: Duly Authorized Signatory